Digiliti Money Receives Notification from Nasdaq Regarding Noncompliance of Continued Listing Standards

MINNEAPOLIS, Minn. ̶ September 15, 2017 ̶ Digiliti Money, Inc. (NASDAQ: DGLT), a leading mobile FinTech provider, today announced that on September 11, 2017, the Company received a notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating the Company’s noncompliance with Nasdaq’s majority independent board requirement and the continued listing standards set forth in Nasdaq’s Listing Rules 5250(c)(1), 5605(b)(1), 5605(c)(2), 5605(d)(2) and 5605(e).

This notice of noncompliance is based on the Company’s failure to: 1) timely file its Quarterly Report on Form 10-Q (the “Form 10-Q”) for the period ended June 30, 2017; and, 2) comply with Nasdaq’s majority independent board requirement and the audit committee, compensation committee, and nominating committee composition requirements. Digiliti Money previously disclosed the departure of certain directors of the Company’s Board in its Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 1, 2017 and September 7, 2017.

Based on the discretionary authority given to Nasdaq under Nasdaq Listing Rules, Digiliti Money has until September 20, 2017 to submit a plan to Nasdaq outlining the Company’s proposed actions to regain compliance with the continued listing standards. The Company’s Board of Directors has determined that, while regaining compliance with some of Nasdaq’s continued listing requirements can be cured promptly, other listing requirements would require significant funds and resources. The Board has also determined that allowing the delisting of the Company’s stock from Nasdaq would actually facilitate financing, M&A, and corporate restructuring opportunities that would otherwise be more time consuming and costly to complete while on Nasdaq. As a result, the Board believes that it is in the best interest of the Company to delist from Nasdaq to facilitate its current restructuring plans. If the Company is delisted from Nasdaq, it intends on applying for listing on one of the OTCQB, QX or PK markets once it satisfies the appropriate financial reporting and other listing qualification requirements of such market.

About Digiliti Money, Inc.

Digiliti Money (NASDAQ: DGLT) is a leading cloud-based, SaaS technology provider for the now way to bank, serving the financial services industry with mobile money and remote deposit capture solutions for PC, Mac and mobile. Founded in 2010, Digiliti Money has quickly grown into a technology leader and trusted partner to some of the world’s largest and most respected financial organizations. With remarkable growth, an impressive client base and award-winning technologies, Digiliti Money continues to drive innovation and deliver world-class solutions to financial institutions of all sizes.

The company’s industry-leading solutions help clients to increase customer engagement, grow revenues and gain competitive advantage. Digiliti Money’s cloud-based technology platform simplifies development, deployment and servicing of consumer and commercial solutions—minimizing cost and accelerating speed-to-market and ROI. Enabled by Digiliti Money’s complete suite of business and consumer solutions, financial institutions can better serve the needs of all their customers. For more information, visit www.digilitimoney.com.

Important Cautions Regarding Forward-Looking Statements and other Notices

This press release contains certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1933 and includes, among other things, discussions of our business strategies, future operations and capital resources, including ability to raise financing. Words such as “may,” “likely,” “anticipate,” “expect” and “believes” indicate forward-looking statements.

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. We may not be able to secure any debt or equity financing on favorable terms, in a timely manner, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited and we may not be able to continue as a going concern.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We discuss many of these risks in greater detail in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016, filed with the Securities and Exchange Commission on Feb. 24, 2017, under the heading “Risk Factors” and in the other reports we file with the Commission. You are cautioned not to place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Company Contact:

Bryan Meier, Interim CEO, EVP & CFO

Digiliti Money, Inc.

952.698.5214

bmeier@digilitimoney.com

Investor Relations Contact:

Matt Glover or Najim Mostamand, CFA

Liolios Group, Inc.

949.574.3860

DGLT@liolios.com

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